QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in registration statement Nos. 333-159672, 333-164308, 333-171770, 333-179065 and 333-186098 on Form S-8 of our reports dated February 25, 2013, relating to the consolidated financial statements of OpenTable, Inc. and subsidiaries (collectively the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in the annual report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 25, 2013

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM